LOAN AGREEMENT

 (this "Agreement") dated this 26th day of September 2016

BETWEEN:

Hui Ping Liu, Chief executive officer and President of Arcom

(The "Lender")

AND

Arcom, Nevada Corporation

(The "Borrower")

1.Loan Amount & Interest

The Lender promises to loan $40,000 to the Borrower and the Borrower promises to repay tins principal amount to the Lender, with no interest payable on the unpaid.

2. Payment

This Loan will be repaid in full when it is financially convenient for the Borrower.

3. Default

Notwithstanding anything to the contrary in this Agreement, if the Borrower defaults in the performance of any obligation under this Agreement, then the Lender may declare the principal amount owing due under this Agreement at that time to be immediately due and payable.

4. Governing Law

This Agreement will be construed in accordance with and governed by the laws of State of Nevada.

5. Costs

All costs, expenses and expenditures including, without limitation, the complete legal costs incurred by enforcing this Agreement as a result of any default by the Borrower, will be added to the principal then outstanding and will immediately be paid by the Borrower.

6. Binding Effect

This Agreement will pass to the benefit of and be binding upon the respective heirs, executors, administrators, successors and permitted assigns of the Borrower and Lender. The Borrower waives presentment for payment, notice of non-payment, protest, and notice of protest.

7. Amendments

This Agreement may only be amended or modified by a written instrument executed by both the Borrower and the Lender.

8. Severability

The clauses and paragraphs contained in this Agreement are intended to be read and construed independently of each other. If any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties' intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the reminder of the provisions of this Agreement will in no way be affected, impaired or invalidated as a result.

9. General provisions

Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

10. Entire agreement

This Agreement constitutes the entire agreement between the parties and there are no further items or provisions, either oral or otherwise.

IN WITNESS WHEREOF

the parties have duly affixed their signatures on this 26th day of September 2016.

SIGNED THE LENDER / THE BORROWER

On this 26th day of September 2016.

/s/ Hui Ping Liu

Hui Ping Liu, Chief executive officer and President of Arcom